Exhibit 24, Annual Report on Form 10-K
for the year ended December 31, 2002
Commission File Number 1-3671
IRS No. 13-1673581

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 2002 Annual Report on Form 10-K of General Dynamics Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 5th day of March 2003.

/s/ Nicholas D. Chabraja Nicholas D. Chabraja		/s/ George A. Joulwan George A. Joulwan

/s/ James S. Crown James S. Crown		/s/ Paul G. Kaminski Paul G. Kaminski

/s/ Lester Crown Lester Crown		/s/ James R. Mellor James R. Mellor

/s/ Charles H. Goodman Charles H. Goodman		/s/ Carl E. Mundy, Jr. Carl E. Mundy, Jr.

/s/ Carlisle A. H. Trost Carlisle A. H. Trost